Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1995
Distribution Date of May 15, 1995

Original Pool Amount                   $215,029,773.64

Beginning Pool Balance                 $165,999,038.63
Beginning Pool Factor                        0.7719816

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $5,205,212.63
  Interest Collected                     $1,274,562.13

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $339,848.82
Total Additional Deposits                  $339,848.82

Repos/Chargeoffs                           $671,427.43
Aggregate Number of Notes Charged Off               23

Total Available Funds                    $6,819,623.58

Ending Pool Balance                    $160,122,398.57
Ending Pool Factor                           0.7446522

Servicing Fee                              $138,332.53

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $10,415,317.88
  Target Percentage                              6.50%
  Target Balance                        $10,407,955.91
  Minimum Balance                        $4,300,595.47
  (Release)/Deposit                         $(7,361.97)
  Ending Balance                        $10,407,955.91

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,009,871.59        791
    31-60 days                              111,422.41        110
    60+ days                                 28,412.56         16

    Total                                 1,149,706.56        793

  Balances:
    60+ days                                401,032.51         16

Memo Item - Reserve Account

  Prior Month                           $10,789,937.51
  + Invest. Income                           44,840.06
  - Withdrawal                             (419,459.69)
    Beginning Balance                   $10,415,317.88

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1995

                                               TOTAL               NOTES          CERTIFICATES
Original
 Pool Amount Dist.:                       $215,029,773.64    $207,503,000.00      $7,526,773.64
 Distribution Percentage                                              96.50%              3.50%
 Coupon                                                               6.400%             6.625%

Beginning Pool Balance                    $165,999,038.63
Ending Pool Balance                       $160,122,398.57

Collected Principal                         $5,205,212.63
Collected Interest                          $1,274,562.13
Charge-Offs                                   $671,427.43
Servicing                                     $138,332.53
Cash Transfer from Reserve Account            $419,459.69

  Total Collections Available
    for Debt Service                        $6,760,901.92

Beginning Balance                         $165,595,313.73    $159,798,746.19      $5,796,567.54

Interest Due                                  $884,261.86        $852,259.98         $32,001.88
Interest Paid                                 $884,261.86        $852,259.98         $32,001.88
Principal Due                               $5,876,640.06      $5,670,957.66        $205,682.40
Principal Paid                              $5,876,640.06      $5,670,957.66        $205,682.40

Ending Balance                            $159,718,673.68    $154,127,788.53      $5,590,885.15
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7427737841       0.7427996926

Total Distributions                         $6,760,901.92      $6,523,217.64        $237,684.28

Interest Shortfall                                  $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00

Excess Servicing                                    $0.00

Beginning Reserve Account Balance          $10,415,317.88
(Release)/Draw                                 $(7,361.97)
Ending Reserve Account Balance             $10,407,955.91

Memo Item - Advances:
 Servicer Advances - Current Month            $307,127.61
 Total Outstanding Servicer Advances        $1,693,189.11

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $188,248,178.91   $181,848,004.17   $176,963,307.51   $171,407,615.31   $165,999,038.63

A) Loss Trigger:
Principal of Contracts
  Charged off                 $32,460.45       $119,312.68       $421,343.14        $47,892.56       $671,427.43
Recoveries                   $115,127.07        $37,276.16        $36,794.47       $125,718.00       $339,848.82


Total Charged off
  (Months 5,4,3)             $573,116.27
Total Recoveries
  (Months 3,2,1)              502,361.29
Net Loss/(Recoveries)
  for 3 Mos.                  $70,754.98(a)

Total Balance
  (Months 5,4,3)         $547,059,490.59(b)

Loss Ratio [(a/b)(12)]           0.1552%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $655,612.71       $697,344.14       $401,032.51
  As % of Beginning
    Pool Balance                                                    0.37048%          0.40683%          0.24159%
  Three Month Average                                               0.28849%          0.34514%          0.33963%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer